Exhibit 4.3

N U M B E R

W A R R A N T S

W

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 p.m.
NEW YORK CITY TIME, ON THE EXPIRATION DATE

TRIAN ACQUISITION I CORP.

WARRANT

CUSIP 89582E 11 6

THIS CERTIFIES THAT, for value received

is the registered holder of such number of Warrants set forth above (the “Warrants”), each such Warrant expiring on the fourth anniversary of the date of the final prospectus that forms a part of the Registration Statement (unless earlier redeemed in accordance with the terms hereof) and entitling the holder thereof to purchase one fully paid and non-assessable share of Common Stock, par value $0.0001 per share (“Common Stock”), of Trian Acquisition I Corp., a Delaware corporation (the “Company”). The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the consummation by the Company of a Business Combination or (ii) the first anniversary of the date of the final prospectus that forms a part of the Registration Statement, such number of shares of Common Stock of the Company at the price of $7.50 per share (as such price may be adjusted), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, American Stock Transfer & Trust Company (such payment to be made to the Warrant Agent in lawful money of the United States, by cash, by bank wire transfer in immediately available funds, or by certified check or bank draft payable to the Company or on a cashless basis at the option of the Company as described below), but only subject to the conditions set forth herein and in the Warrant Agreement. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price, the Floor Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per share at which shares of Common Stock may be purchased at the time the Warrant is exercised.

          No fraction of a share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

          Upon any exercise of the Warrant for less than the total number of full shares of Common Stock provided for herein, there shall be issued to the Registered Holder hereof or his assignee a new Warrant Certificate covering the number of shares of Common Stock for which the Warrant has not been exercised.

          Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the Registered Holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

          Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

          The Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Registered Holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          This Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Company.

Dated: _________________, 20 ______

TRIAN ACQUISITION I CORP.

By:

SECRETARY

By:

By:

PRESIDENT

COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

AS WARRANT AGENT

AUTHORIZED SIGNATORY

AMERICAN BANK NOTE COMPANY.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003

SALES: J. Dickinson 708-385-9112

/ ETHER 7 / LIVE JOBS / T / Trian 28839 FC Lot 2

PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720 PROOF OF DECEMBER 4, 2007 TRIAN ACQUISITION I CORP. TSB 28839 FC LOT 2

Operator: AP/R

Rev. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: __________OK AS IS __________OK WITH CHANGES ___________MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

NOTE: Text that is sent in by disk or e-mail is not proofread word for word.

Trian Acquisition I Corp.

          The shares of Common Stock issuable upon exercise of the Warrants represented by this Warrant Certificate have not been registered under the Securities Act of 1933, as amended. The Company shall not be obligated to deliver any such shares unless (i) a registration statement under the Securities Act with respect to the issuance of such shares upon exercise of the Warrants is effective or (ii) in the opinion of counsel to the Company, such registration statement is not required.

          The securities represented by this Warrant Certificate (including the securities issuable upon the exercise of the Warrant) are subject to the terms and conditions set forth in the Warrant Agreement dated as of November 1, 2007, by and between the Company and the Warrant Agent (the “Warrant Agreement”). Copies of such agreement may be obtained by the holder hereof at the Warrant Agent’s principal place of business without charge.

          Subject to Section 6.4 of the Warrant Agreement, the Company may redeem all, but not less than all, of the Public Warrants, at the option of the Company, at any time after such Warrants become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2 of the Warrant Agreement, at the price of $0.01 per Warrant (the “Redemption Price”); provided, however, that the last sales price of the Common Stock has been equal to or greater than the Floor Price on each of 20 trading days within any 30 trading day period ending three Business Days prior to the date on which notice of redemption is given; and provided, further that such Warrants (and the Common Stock issuable upon the exercise of such Warrants) are covered by an effective registration statement from the date of notice of redemption through the date fixed for redemption. If the foregoing conditions are satisfied, and the Warrants are called for redemption, each Registered Holder will be entitled to exercise their Warrants prior to the date scheduled for redemption. In the event the Company calls the Warrants for redemption pursuant to Section 6.1 of the Warrant Agreement, the Company shall have the option to require all (but not part) of the holders of those Warrants who elect to exercise their Warrants prior to the date scheduled for redemption to exercise the Warrants on a cashless basis. If the Company requires holders of the Warrants to exercise the Warrants on a cashless basis, the holder of such Warrants shall pay the Warrant Price by surrendering such Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the Redemption Fair Market Value and the Warrant Price of the Warrants by (y) the Redemption Fair Market Value. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be canceled on the books of the Company and have no further value except for the $0.01 redemption price.

          Capitalized terms used herein but not defined shall have the meaning set forth in the Warrant Agreement.

ELECTION TO PURCHASE

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to _____________________________________________________________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:_____________________________________
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ______________________________ hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to_____________________________________________________________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

_______________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: _____________________________________

(SIGNATURE)

The signature to the assignment of the subscription form must correspond to the name written upon the face of this warrant certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank or trust company or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Chicago Stock Exchange.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003

SALES: J. Dickinson 708-385-9112

/ ETHER 7 / LIVE JOBS / T / Trian 28839 BK Lot 2

PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720 PROOF OF DECEMBER 4, 2007 TRIAN ACQUISITION I CORP. TSB 28839 BK LOT 2

Operator: AP/R

Rev. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___ OK AS IS ___ OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF

NOTE: Text that is sent in by disk or e-mail is not proofread word for word.